Exhibit 99.1

Name and Address of Reporting Person:	Leslie H. Wexner c/o Limited Brands, Inc. Three Limited Parkway Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	9/8/2010

Title of Security	Amount of Securities Beneficially Owned Following Reported Transaction(s)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	21,085,685 (6)(7)	D/I (2)	(2)

Common Stock	7,840,743 (8)	D/I (1)	(1)

Common Stock	9,464,446	I (3)	The Linden Trust

Common Stock	2,875,491 (8)	I (4)	Dogwood Trust

Common Stock	0 (6)	I (3)	The Acorn Trust

Common Stock	2,875,491 (7)	I (3)	Cyprus Trust

Common Stock	4,892,608	I (3)	Wexner Personal Holdings Corporation

Common Stock	478,115	I (4)	The Wexner Children’s Trust II

Common Stock	1,427,978 (5)	I (3)	Held in Limited Brands, Inc. Savings and Retirement Plan for Leslie H. Wexner’s account

See Notes on next page.

Name and Address of Reporting Person:	Leslie H. Wexner c/o Limited Brands, Inc. Three Limited Parkway Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	9/8/2010

Notes:

(1)	Owned by Abigail S. Wexner (“Mrs. Wexner”) directly. Owned by Leslie H. Wexner (“Mr. Wexner”) indirectly, through Mrs. Wexner.

(2)	Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3)	Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4)	Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5)	Based on account balance as of August 31, 2010. The Savings and Retirement Plan is a “qualified plan” within the meaning of Rule 16b-3.

(6)	Reflects the transfer on April 12, 2010, of 2,202,953 shares from Acorn Trust to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(7)	Reflects the transfer on April 21, 2010, of 874,509 shares from Cyprust Trust to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(8)	Reflects the transfer on April 21, 2010, of 874,509 shares from Dogwood Trust to Mrs. Wexner (in a transaction exempt under Rule 16a-13).

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

Joint Filer Information

Name of Joint Filer:	Abigail S. Wexner

Address of Joint Filer:	c/o Limited Brands, Inc. Three Limited Parkway Columbus, OH 43216

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	9/8/2010

Designated Filer:	Leslie H. Wexner

Signature:

 /s/  Abigail S. Wexner
Abigail S. Wexner

September 8, 2010
Date